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                       AMENDMENT NO. 2 TO PUT/CALL AGREEMENT

     This Amendment No. 2 to Put/Call Agreement (this "AMENDMENT") is dated as of January 8, 1999, by and between Mercury Exploration Company, a Texas corporation ("MERCURY"), and Trust Company of the West, in the capacity set forth on the signature page hereto ("TCW"), and amends that certain Put/Call Agreement dated as of April 9, 1998 between Mercury and TCW, as amended by Amendment No. 1 to Put/Call Agreement dated as of September 4, 1998 (as so amended, the "PUT/CALL AGREEMENT"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Put/Call Agreement.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Section 1.1 of the Put/Call Agreement is hereby amended in its entirety to read as follows:

          Section 1.1 PUT RIGHT OF TCW. TCW shall have the right, exercisable at its option at any time from and after July 15, 1999 through August 15, 1999, to sell to Mercury, and Mercury shall be obligated to purchase and pay for, all of the Shares, except any Shares hereafter sold by TCW to Mercury or to any other party with Mercury's written consent before TCW exercises the foregoing option, for a cash purchase price per share of $838.16 (as adjusted to reflect an adjustment to the number of Shares as provided in Section 1.5 below) (the "PUT PRICE"), plus (a) an amount equal to all attorneys' fees and out-of-pocket expenses incurred after December 1, 1998, by TCW in connection with the QRI-MSR Merger, this Agreement (or any amendments thereto) or the sale of Shares to Mercury, not previously paid by Mercury (collectively, "TCW EXPENSES"), plus (b) an amount equal to interest accruing on the Put Price of each Share sold and the TCW Expenses at the rate of 12.25% per annum from the fifth day after the date notice of exercise is delivered to Mercury to and including the date the Put Price for such Shares and TCW Expenses are paid by wire transfer of immediately available funds to TCW. TCW shall be deemed to have exercised the foregoing option on July 15, 1999, unless before that date TCW shall have delivered a written notice of its election not to exercise such option to Mercury at the address set forth below. TCW will not otherwise sell, transfer, encumber or otherwise dispose of any of the Shares from the date hereof through August 15, 1999, without Mercury's prior consent (which Mercury may withhold in its sole and absolute discretion) except for (a) sales to Mercury under this Section 1.1 or Section
1.3 and (b) transfers to the beneficial owner of the Shares for which TCW acts as Sub-Custodian or any successor or other custodian, sub-custodian, investment manager or other fiduciary acting on behalf of such owner (collectively, "Permitted Transferees"), provided that any transfer to a Permitted Transferee will be subject to Mercury's rights under this Put/Call Agreement.

     2. Sections 1.1A and 1.2 of the Put/Call Agreement are hereby deleted in their entirety.

     3. Schedule 1 to the Put/Call Agreement is hereby deleted in its entirety and Section 1.3 of the Put/Call Agreement is hereby amended in its entirety to read as follows:

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          Section 1.3    CALL RIGHT OF MERCURY.  During the period commencing
on the date hereof and continuing through August 15, 1999, so long as (a) there shall not be outstanding any uncured breach by mercury or any Affiliate of Mercury of any material obligation or duty to TCW under Royalty Documents (as defined in the Reorganization Agreement) and (b) TCW has not exercised its put right under Section 1.1, Mercury shall have the right, exercisable at its option at any time and from time to time, to purchase from TCW and pay for, and TCW shall be obligated to sell to Mercury, all or any portion of the Shares then owned by TCW for (x) a cash purchase price per share of $838.16 (as adjusted to reflect an adjustment to the number of Shares as provided in Section 1.5 below) plus (y) TCW Expenses plus (z) an amount equal to interest accruing on the call price of each Share sold and the TCW Expenses at the rate of 12.25% per annum from the fifth day after the date notice of exercise is delivered to TCW to and including the date the call price for such Shares and TCW Expenses are paid by wire transfer of immediately available funds to TCW. Mercury may exercise the foregoing option as to any number of Shares on any number of occasions from time to time by delivering a written notice of each such exercise to TCW at the address set forth below. If TCW sells
Shares to any other party with Mercury's written consent for a net price per share in excess of $838.16 (as adjusted to reflect an adjustment to the number of Shares as provided in Section 1.5 below), Mercury shall be entitled to a credit against the aggregate purchase price of Shares thereafter purchased by Mercury under this Section 1.3 or Section 1.1 in an amount equal to the amount of such excess multiplied by the number of Shares sold by TCW at that price.

     4. The second paragraph of Section 1.5 of the Put/Call Agreement is hereby deleted in its entirety.

     5. Section 1.6(f) of the Put/Call Agreement is hereby amended in its entirety to read as follows:

          (f) ASSIGNMENT. This Put/Call Agreement and the rights and obligations of TCW and Mercury shall not be assignable, by operation of law or otherwise, or delegable except by TCW to a Permitted Transferee which expressly assumes all of TCW's obligations under this Put/Call Agreement.

     6. Section 1.6(g) of the Put/Call Agreement is hereby deleted in its entirety.

     7. Mercury hereby agrees to pay within ten (10) days of receipt of invoice all attorneys fees and out-of-pocket expenses hereafter incurred by TCW in connection with the QRI-MSR Merger, this Amendment, the Put/Call Agreement (and any amendment thereto) and the sale of any Shares to Mercury.

     8. Concurrently with the execution hereof, and as a condition precedent to the effectiveness of Paragraphs 1 through 4 of this Amendment, Mercury shall deliver to TCW either (i) an amendment, in form satisfactory to TCW in its sole and absolute discretion, of that certain Irrevocable Standby Letter of Credit No. 950445 issued by NationsBank of Texas, N.A., as issuing bank in favor of Trust Company of the West ("EXISTING LETTER OF CREDIT"), extending the term thereof to August 31, 1999 and increasing the amount thereof to $10,896,000.00 or (ii) a new irrevocable letter of credit ("New LETTER OF CREDIT") from NationsBank, N.A., replacing and

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canceling the Existing Letter of Credit, in substantially the form of the
Existing Letter of Credit but in an amount equal to $10,896,000 and having a termination date of August 31, 1999. Mercury shall be entitled to have the Existing Letter of Credit or the New Letter of Credit amended or written in such manner as to be non-transferable except to Permitted Transferees. In the event of any permitted sale of Shares by TCW before it exercises its put right under Section 1.1, Mercury shall be entitled to amend or replace (by documentation satisfactory to TCW in its sole and absolute discretion) the Existing Letter of Credit or the New Letter of Credit, as the case may be, to reduce the aggregate amount thereof by the amount of net proceeds received by TCW from the sale of Shares to Mercury and/or to any other party with Mercury's written consent.

     9. Paragraph 7 of Amendment No. 1 to the Put/Call Agreement is hereby deleted in its entirety.

     10. Except as amended as set forth above the Put/Call Agreement shall remain in full force and effect.

     11. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof and may be signed in any number of counterparts.

                              [SIGNATURE PAGE FOLLOWS]


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     [SIGNATURE PAGE TO AMENDMENT NO. 2 TO PUT/CALL AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first written above.

                              MERCURY EXPLORATION COMPANY



                              By: /s/ Glenn Darden
                                 ---------------------------------------
                                   Glenn Darden, Vice President


                              TRUST COMPANY OF THE WEST, a California trust company, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 869-3062

                              By: TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under that certain Agreement, dated as of June 13, 1994, between TCW Asset Management Company and Morgan Stanley Group, Inc.


                              By: /s/ Thomas F. Mehlberg
                                 ---------------------------------------
                                   Thomas F. Mehlberg, Managing Director



                              By: /s/ Marc MacAluso
                                 ---------------------------------------
                                   Marc MacAluso, Senior Vice President